Exhibit 5

June 8, 2009

Aon Corporation

200 East Randolph Street

Chicago, Illinois 60601

Re:  Registration Statement on Form S-3 of Aon Corporation

Ladies and Gentlemen:

I am Vice President and Associate General Counsel of Aon Corporation (the “Company”).  I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration on Form S-3 of the Company’s debt securities (the “Debt Securities”), preferred stock, par value $1.00 per share (“Preferred Stock”), common stock, par value $1.00 per share (“Common Stock”), share purchase contracts obligating the holders to purchase from the Company a specified number of shares of Common Stock (“Share Purchase Contracts”) which may be issued separately or as part of share purchase units, each consisting of a Share Purchase Contract and of a beneficial interest in the Company’s Debt Securities, Preferred Stock or debt obligations of third parties securing the holder’s obligations to purchase shares of Common Stock under the Share Purchase Contracts (“Share Purchase Units”), and guarantees for the benefit of holders of specified underlying securities of the Company’s subsidiaries or affiliates (the “Guarantees” and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Share Purchase Contracts and the Share Purchase Units, the “Securities”).

The Debt Securities will be issued pursuant to an indenture between the Company and a trustee (the “Trustee”), such indenture to be either (a) one of the indentures filed as an exhibit to the Registration Statement or (b) an indenture to be filed as an exhibit to the Registration Statement in connection with a specific offering of Debt Securities (in each case as the same may be amended or supplement from time to time, an “Indenture”).  The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each a “Certificate of Designation”).  The Share Purchase Contracts will be issued pursuant to one or more share purchase contract agreements (each a “Share Purchase Contract Agreement”) to be entered into between the Company and the share purchase contract agent party thereto (the “Share Purchase Contract Agent”).  The Share Purchase Units will be issued pursuant to one or more share purchase unit agreements (each a “Share Purchase Unit Agreement”) to be entered into between the Company and the share purchase unit agent party thereto (the “Share Purchase Unit Agent”).  Each Indenture (to the extent not already filed as an exhibit to the Registration Statement), Certificate of Designation, Share Purchase Contract Agreement, Share Purchase Unit Agreement and Guarantee, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated in the Registration Statement by reference.  I refer to the Indentures, the Guarantees, the Share Purchase Contract Agreement and the Share Purchase Unit Agreement herein as the “Opinion Documents.”

I am familiar with the Registration Statement, the Second Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the By-laws of the Company and the resolutions of the Board of Directors of the Company dated May 15, 2009 relating to the Registration Statement.  I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records and other documents, have examined such questions of law and have satisfied myself as to such matters of fact as I have considered necessary or appropriate as a basis for the opinions set forth herein.  In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of all such latter documents.  In making my examination of executed documents or documents to be executed (including the Opinion Documents), I have assumed that the parties thereto, other than the Company, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

In addition, I have assumed that the execution, delivery and performance by the Company of the Opinion Documents will be duly authorized by all necessary action (corporate or otherwise) and will not, and that the terms of the Securities will have been established so as not to, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property is subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) the  Certificate of Incorporation and By-Laws, (iv) any judicial or administrative order or decree of any governmental authority or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  I have also assumed that (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or a prospectus supplement relating thereto, (ii) the Certificate of Incorporation and the By-Laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect at the time of each issuance, (iii) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the General Corporation Law of the State of Delaware, and (iv) the stock certificates evidencing any Common Stock issued will conform to the specimen certificate examined by me and will be duly executed and delivered.  I have further assumed that each Opinion Document will be governed by the laws of the State of New York, and that the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is my opinion that:

1.               When, as and if (a) the appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) the number of shares of Common Stock to be issued, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, shall not exceed the number of shares of Common Stock authorized to be issued under the Certificate of Incorporation, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.               When, as and if (a) the appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (b) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (c) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained, (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (e) the number of shares of Preferred Stock to be issued, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, shall not exceed the number of shares of Preferred Stock authorized to be issued under the Certificate of Incorporation, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3.               When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) the Debt Securities shall have been duly executed, issued and delivered by duly authorized officers of the Company against payment and containing the terms set forth in the Registration Statement, the applicable Indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained, and (d) the Debt Securities have been authenticated by the Trustee, then upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and regardless of whether enforceability is considered in a proceeding in equity or at law).

4.               When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Guarantees, (b) the Guarantees shall have been duly executed, issued and delivered by duly authorized officers of the Company against payment and containing the terms set forth in the Registration Statement and such corporate action, and (c) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained, then upon the happening of such events, the Guarantees will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and regardless of whether enforceability is considered in a proceeding in equity or at law).

5.               When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Share Purchase Contract Agreement (including a form of certificate evidencing the Share Purchase Contracts), (b) the Share Purchase Contracts with such terms are duly executed, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Share Purchase Contract Agreement and such corporate action, and (c) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained, then upon the happening of such events, such Share Purchase Contract will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and regardless of whether enforceability is considered in a proceeding in equity or at law).

6.               When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Share Purchase Unit Agreement (including a form of certificate evidencing the Share Purchase Units), (b) the Share Purchase Units with such terms are duly executed, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Share Purchase Unit Agreement and such corporate action, and (c) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained, then upon the happening of such events, such Share Purchase Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and regardless of whether enforceability is considered in a proceeding in equity or at law).

This opinion letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and federal laws of the United States of America specifically referred to herein, and I do not express any opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

I express no opinion as to any provision of any Opinion Document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) providing for an increase in an interest rate or the payment of additional interest upon the occurrence of certain defaults or the failure to perform certain obligations or imposing liquidated damages or penalties; (iv) regarding waiver of usury, stay, extension or similar laws; (v) regarding any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts or any similar obligation or agreement; (vi) regarding choice of law; (vii) regarding specific performance or the grant of any power of attorney; or (viii) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances.  With respect to Securities denominated in a currency other than United States dollars, if any, I express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

I understand that this opinion is to be used in connection with the Registration Statement.  I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to me under the caption “Validity of Securities” in the Prospectus forming a part of the Registration Statement.  In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the SEC thereunder.

Very truly yours,

/s/ Jennifer L. Kraft

Jennifer L. Kraft
Vice President and Associate General Counsel